NUMBER         WARRANTS TO PURCHASE SHARES OF COMMON STOCK             SHARES

               THESE WARRANTS WILL BE VOID IF NOT EXCERCISED
             PRIOR TO 5:00 PM., EASTERN TIME, ON JULY 31, 2005


                          CARBON RECOVERY CORPORATION

              INCORPORATED UNDER THE LAWS OF THE STATE OF NEW JERSEY

                                                            SEE REVERSE FOR
                                                          CERTAIN DEFINITIONS

                                 PURCHASE WARRANT

THIS CERTIFIES THAT:


                                     [SEAL]


IS THE OWNER OF

FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK OF NO PAR VALUE EACH OF

                          CARBON RECOVERY CORPORATION

FOR VALUE RECEIVED Carbon Recovery Corporation, a New Jeresey Corporation
(the "Company") whose address is 8 Tallowood Drive, Medford, New Jersey, 08055, grants the following rights to the above ("Holder").
   As used herein, the following terms shall have the following meanings, unless the context shall otherwise require: (a) "Common Stock") shall mean the common stock, no par value, of the Company, (b) "Corporate Officer" shall mean the office of the Company (or its successor) at which at any particular time its principal business shall be administered, which office is located at the date hereof at 8 Tallowood Drive, Medford, New Jersey 08055, (c) "Excercise Date" shall mean any date upon which the Holder shall give the Company a Notice of Exercise, which shall be deemed the date the Notice of Exercise was first deposited in the U.S. Mails, if mailed, or the date received by the courier company if delivered by recognized courier company, or the date received by the Company if otherwise given or delivered, (d) "Excercise Price" shall mean the price to be paid to the Company for each share of Common Stock to be purchased upon exercise of this Warrant in accordance with the terms hereof, which shall be $9.00 per share, (e) "Expiration Date" shall mean
5:00 PM (Eastern time) on July 31, 2005, (f) "SEC" shall mean the United
States Securities and Exchange Commission.

2.1 Exercise of Warrant: This Warrant shall entitle Holder to purchase one (1) share of Common Stock (the "Share") at the Exercise Price. This Warrant shall be exercisable at any time and from time to time prior to the Expiration
Date (the "Exercise Period" upon execution. This Warrant and the right to purchase the Share hereunder shall expire and become void at the Expiration Date.

2.2 Manner of Exercise: (a) Holder may exercise this Warrant at any time and from time to time during the Exercise Period by delivering to the Company at its Corporate Office (i) a duly executed Notice of Exercise in substantially the form attached as Appendix 1 hereto and (ii) a bank cashier's or certified check for the aggregate Exercise Price of the Share being purchased. (b) From time to time upon exercise of this Warrant in accordance with its terms, the Company will cause its transfer agent to countersign and deliver the stock certificate to the Holder representing the share being purchased pursuant to such exercise, subject to adjustment as described herein.

2.3 Termination: All rights of the Holder in this Warrant shall terminate on the Expiration Date. (a) No Right Piror to Exercise: Prior to exercise pursuant to Section 2.2 above, this Warrant shall not entitle the Holder to any voting or other rights as holder of Shares. (b) Adjustments: In case of any reclassification, capital reorganization, stock dividend, or other change of outstanding shares of Common Stock, or in case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in reclassification, capital reorganization, stock dividend, or other change of outstanding shares of


                                                  (Continued on reverse side)

     This certificate is not valid until countersigned by the Transfer Agent.

     WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.


DATED:                      COUNTERSIGNED:

                                        OLDE MONMOUTH STOCK TRANSFER CO., INC.
                            200 MEMORIAL PARKWAY, ATLANTIC HIGHLANDS, NJ 07716
                                                                TRANSFER AGENT

                            BY:


                                                          AUTHORIZED SIGNATURE


                         CARBON RECOVERY CORPORATION
/s/Dave Allen                   CORPORATE                 /s/Lois E. Augustine
  SECRETARY                       SEAL                            PRESIDENT
                                  2003
                                NEW JERSEY


        Exhibit 4.3 - Pg. 1


                         CARBON RECOVERY CORPORATION
                                  WARRANT

(Continued from front)

Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company as, or substantially as, an entirety (other than a sale/leaseback, mortgage or other financing transaction), the Company shall cause effective provision to be made so that the Holder shall have the right thereafter, by exercising the Warrant, to purcahse the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization, stock dividend, or other charge, consolidation, merger, sale or conveyance as the Holder would have been entitled to receive had the Holder exercised this Warrant in full immediately before such reclassification, capital reorganization, stock dividend, or other charge, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2.3. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations, stock dividends, and other charges of outstanding shares of Common Stock and to successive consolidations, mergers, sales or conveyances. (c) Fractional Shares: No fractional Shares shall be issuable upon exercise or conversion of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional Share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional Share interest by paying Holder the amount computed by multiplying the fractional interest by the closing bid price of a full Share on the date of the Notice of Exercise.

4.1 Representations and Warranties The Company hereby represents and warrants to the Holder as follows: (a) All Shares which may be issued upon the exercise of the purchase right represented by this Warrant shall, upon issuance, by duly authorized, validly issued, fully-paid and nonassessable, and free of any liens and encumbrances except for restriction on transfer provided for herein or under applicable federal and state securities laws, and not subject to any pre-emptive rights. (b) The Company is a corporation duly organized and validly existing under the laws of the State of New Jersey, and has full power and authority to issue this Warrant and to comply with the terms hereof. The execution, delivery and performance by the Company of its obligations under this warrant, including, without limitation, the issuance of the Shares upon any exercise of the Warrant, have been duly authorized by all necessary binding obligation of the Company, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting enforceablity of creditors' rights generally and except as the availability of the remedy of specific enforcement, injunctive relief or other equitable relief is subject to the discretion of the court before wich any proceeding therefore may be brought. (c) The Company is not subject to or bound by any provision of any certificate or articles of incorporation or by-laws, mortagage, deed of trust, lease, note, note, bond, indenture, other instrument or statute, any court, governmental body, administrative agency or arbitrator which could prevent or be violated by or under which there would be a default (or right of termination) as a result of the execution, delivery and performance by the Company of this Warrant.

=============================================================================

                                 ASSIGNMENT
    (To be Executed by the Registered Holder in Order to Assign Warrants)

    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE
[                                   ]


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           (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS,
                 INCLUDING ZIP CODE OF ASSIGNEE)

of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints

-------------------------------------------------------------------- attorney to transfer this Warrant Certificate on the books of the Corporation with full power of substitution in the premises.


Dated__________________________   ___________________________________________
                                                 Signature(s)

                                  ___________________________________________


_______________________________   ___________________________________________
   Signature(s) Guaranteed               (Social Security or Taxpayer
                                            Identification Number)


                             NOTICE OF EXERCISE
                   (To Be Executed by the Registered Holder
                        In Order to Exercise Warrants)

     THE UNDERSIGNED REGISTERED HOLDER hereby irrevocably subscribes for ________________ shares of the common stock of the Company named on the face of this certificate, at $9.00 per share pursuant and in accordance with the terms and conditions of this Warrant and hereby makes payable of $___________ therefore, together with the Regulation S Subscripton Agreement provided by Carbon Recovery Corporation and requests that certificates for such securities shall be issued in the name of
______________________________________________________[                     ]
                                                       PLEASE INSERT SOCIAL
                                                         SECURITY OR OTHER
                                                       IDENTIFICATION NUMBER
and be delivered to:_________________________________________________________
                          (PLEASE PRINT OR TYPE NAME AND ADDRESS)

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and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:

_____________________________________________________________________________
                      (PLEASE PRINT OR TYPE ADDRESS)


Dated__________________________   ___________________________________________
                                                 Signature(s)

                                  ___________________________________________


_______________________________   ___________________________________________
  Signature(s) Guaranteed                  (Social Security or Taxpayer
                                              Identification Number)

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THESE SHARES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND
EXCHANGE COMMISSION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES COMMISSION OF ANY STATE UNDER ANY STATE SECURITIES LAW. THEY ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION S PROMULTATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE SHARES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO U.S. PERSONS AS SUCH TERM IS DEFINED IN REGULATION S UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFERS, SALES AND TRANSFERS ARE MADE PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.
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THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO
THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED TO A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF A NATIONAL OR REGIONAL OR OTHER RECOGNIZED STOCK EXCHANGE IN CONFORMANCE WITH A SIGNATURE GUARANTEE MEDALLION PROGRAM.
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STOCK MARKET INFORMATION


        Exhibit 4.3 - Pg. 2